UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2004

POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(763) 542-0500
(Registrant’s telephone number, including area code)

SIGNATURE
EXHIBIT INDEX
EX-99.1 News Release
EX-99.2 Financial Statements (Unaudited)

Item 7. Financial Statements and Exhibits

(c)	Exhibits

	99.1	News Release dated January 29, 2004 of Polaris Industries Inc.
	99.2	Financial Statements (Unaudited)

Item 12. Results of Operation and Financial Condition.

     On January 29, 2004, Polaris Industries Inc. (the “Company”) issued a news release announcing the Company’s fourth quarter and year-end financial results for the reporting periods ended December 31, 2003. A copy of the Company’s news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. On January 29, 2004, the Company also hosted its quarterly earnings conference call, which was accessible to the public. A recording of the conference call will be available through the end of the business day on February 5, 2004 by dialing 800-642-1687 in the U.S. and Canada or 706-645-9291 for international calls and entering passcode 11700, and on the Company’s website, www.PolarisIndustries.com.

     During the earnings conference call, management discussed, among other things, certain balance sheet and cash flow items. Copies of the Company’s Consolidated Balance Sheets as at December 31, 2003 and December 31, 2002 and its Consolidated Statements of Cash Flows for the Years Ended December 31, 2003, December 31, 2002 and December 31, 2001 are attached as Exhibit 99.2 to this Current Report on Form 8-K. The accompanying financial statements as at and for the year ended December 31, 2003 are unaudited and neither those financial statements nor the accompanying financial statements as at and for the years ended December 31, 2002 and December 31, 2001 include all information and disclosures, including footnotes, in conformity with accounting principles generally accepted in the United States for complete financial statements. Accordingly, such statements should be read in conjunction with the Company’s Annual Reports on Form 10-K for the years ended December 31, 2002 and December 31, 2001, previously filed with the Securities and Exchange Commission, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, which will be filed with the Securities and Exchange Commission in March 2004.

     The information contained in this report is furnished and not deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 29, 2004

POLARIS INDUSTRIES INC.

/s/ Michael W. Malone Michael W. Malone Vice President — Finance, Chief Financial Officer and Secretary of Polaris Industries Inc.

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EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release dated January 29, 2004 of Polaris Industries Inc.

99.2	Financial Statements (Unaudited)

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